UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  April 18, 2013

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES
CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

The registrant’s press release dated April 18, 2013, regarding its financial results for the period ended March 31, 2013, including consolidated financial statements for the period ended March 31, 2013, is Attachment I of this Form 8-K. Attachment II are the slides for IBM’s Chief Financial Officer Mark Loughridge’s first quarter earnings presentation on April 18, 2013, as well as certain reconciliation and other information (“Non-GAAP Supplementary Materials”) for information in Attachment I (press release), Attachment II (slides) and in Mr. Loughridge’s presentation. All of the information in Attachment I and II is hereby filed.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 18, 2013

	By:	/s/ James J. Kavanaugh

James J. Kavanaugh
Vice President and Controller

3

ATTACHMENT I

IBM REPORTS 2013 FIRST-QUARTER RESULTS

•                 Diluted EPS:

•                 GAAP: $2.70, up 3 percent;

•                 Operating (non-GAAP): $3.00, up 8 percent;

•                 Net income:

•                 GAAP: $3.0 billion, down 1 percent;

•                 Operating (non-GAAP): $3.4 billion, up 3 percent;

•                 Gross profit margin:

•                 GAAP: 45.6 percent, up 0.6 points;

•                 Operating (non-GAAP): 46.7 percent, up 1.0 points;

•                 Revenue: $23.4 billion, down 5 percent, down 3 percent adjusting for currency;

•                 Free cash flow of $1.7 billion, down $0.2 billion;

•                 Software revenue flat, up 1 percent adjusting for currency;

•                 Pre-tax: income up 4 percent; margin up 1.2 points;

•                 Services revenue down 4 percent, down 1 percent adjusting for currency;

•                 Pre-tax: income up 10 percent; margin up 2.0 points;

•                 Services backlog of $141 billion, up 1 percent, up 5 percent adjusting for currency;

•                 Closed 22 deals of more than $100 million in the quarter;

•                 Systems and Technology revenue down 17 percent, down 16 percent adjusting for currency;

•                 Growth markets revenue down 1 percent, up 1 percent adjusting for currency;

•                 Business analytics revenue up 7 percent;

•                 Smarter Planet revenue up more than 25 percent;

•                 Cloud revenue up more than 70 percent;

•                 Reiterating full-year 2013 operating (non-GAAP) EPS expectation of at least $16.70.

ARMONK, N.Y., April 18, 2013 . . . IBM (NYSE: IBM) today announced first-quarter 2013 diluted earnings of $2.70 per share, a year-to-year increase of 3 percent.  Operating (non-GAAP) diluted earnings were $3.00 per share, compared with operating diluted earnings of $2.78 per share in the first quarter of 2012, an increase of 8 percent.

First-quarter net income was $3.0 billion, down 1 percent year-to-year. Operating (non-GAAP) net income was $3.4 billion compared with $3.3 billion in the first quarter of 2012, an increase of 3 percent.

Total revenues for the first quarter of 2013 of $23.4 billion were down 5 percent (down 3 percent, adjusting for currency) from the first quarter of 2012.

“In the first quarter, we grew operating net income, earnings per share and expanded operating margins but we did not achieve all of our goals in the period. Despite a solid start and good client demand we did not close a number of software and mainframe transactions that have moved into the second quarter.  The services business performed as expected with strong profit growth and significant new business in the quarter,” said Ginni Rometty, IBM chairman, president and chief executive officer.

“Looking ahead, in addition to closing those transactions, we expect to benefit from investments we are making in our growth initiatives and from the actions we are taking to improve under-performing parts of the business.  We remain confident in this model of continuous transformation and in our ability to deliver our full-year 2013 operating earnings per share expectation of at least $16.70.”

First-Quarter GAAP - Operating (non-GAAP) Reconciliation

First-quarter operating (non-GAAP) diluted earnings exclude $0.30 per share of charges: $0.12 per share for the amortization of purchased intangible assets and other acquisition-related charges, and $0.18 per share for retirement-related charges.

Full-Year 2013 Expectations

IBM is reiterating its expectation for full-year 2013 GAAP diluted earnings per share of at least $15.53. Operating (non-GAAP) diluted earnings per share expectations remain at least $16.70.  The 2013 operating (non-GAAP) earnings expectations exclude $1.17 per share of charges for amortization of purchased intangible assets, other acquisition-related charges, and retirement-related charges.

Geographic Regions

The Americas’ first-quarter revenues were $10.0 billion, a decrease of 4 percent (down 3 percent, adjusting for currency) from the 2012 period.  Revenues from Europe/Middle East/Africa were $7.3 billion, down 4 percent (down 4 percent, adjusting for currency).  Asia-Pacific revenues decreased 7 percent (down 1 percent, adjusting for currency) to $5.7 billion.  OEM revenues were $426 million, down 16 percent compared with the 2012 first quarter.

Growth Markets

Revenues from the company’s growth markets decreased 1 percent (up 1 percent, adjusting for currency).  Revenues in the BRIC countries — Brazil, Russia, India and China — decreased 1 percent (up 3 percent, adjusting for currency).

Services

Global Technology Services segment revenues decreased 4 percent (down 2 percent, adjusting for currency) to $9.6 billion.  Global Business Services segment revenues were down 3 percent (flat, adjusting for currency) to $4.5 billion.

Pre-tax income from Global Technology Services was up 7 percent and pre-tax margin increased to 16.1 percent.  Global Business Services pre-tax income increased 17 percent and pre-tax margin increased to 15.1 percent.

The estimated services backlog at March 31 was $141 billion, up 1 percent year over year at actual rates (up 5 percent, adjusting for currency).  The company closed 22 service agreements of more than $100 million in the quarter.

Software

Revenues from the Software segment were flat at $5.6 billion (up 1 percent, adjusting for currency) compared with the first quarter of 2012.  Software pre-tax income increased 4 percent and pre-tax margin increased to 31.5 percent.

Revenues from IBM’s key middleware products, which include WebSphere, Information Management, Tivoli, Social Workforce Solutions (formerly Lotus) and Rational products, were $3.5 billion, up 1 percent (up 2 percent, adjusting for currency) versus the first quarter of 2012.  Operating systems revenues of $578 million were down 2 percent (down 1 percent, adjusting for currency) compared with the prior-year quarter.

Revenues from the WebSphere family of software products increased 6 percent year over year.  Information Management software revenues decreased 2 percent.  Revenues from Tivoli software increased 1 percent.  Revenues from Social Workforce Solutions (formerly Lotus) software increased 8 percent, and Rational software decreased 2 percent.

Hardware

Revenues from the Systems and Technology segment totaled $3.1 billion for the quarter, down 17 percent (down 16 percent, adjusting for currency) from the first quarter of 2012.  Excluding Retail Store Solutions (RSS), revenues were down 14 percent (down 13 percent, adjusting for currency).  Systems and Technology pre-tax loss increased $0.3 billion.

Total systems revenues, excluding RSS, decreased 13 percent (down 13 percent, adjusting for currency).  Revenues from System z mainframe server products increased 7 percent compared with the year-ago period.  Total delivery of System z computing power, as measured in MIPS (millions of instructions per second), increased 27 percent.  Revenues from Power Systems were down 32 percent compared with the 2012 period.  Revenues from System x were down 9 percent.  Revenues from System Storage decreased 11 percent.  Revenues from Microelectronics OEM decreased 16 percent.

Financing

Global Financing segment revenues were up 2 percent (up 4 percent, adjusting for currency) in the first quarter at $499 million.  Pre-tax income for the segment increased 5 percent to $538 million.

Gross Profit

The company’s total gross profit margin was 45.6 percent in the 2013 first quarter compared with 45.1 percent in the 2012 first-quarter period.  Total operating (non-GAAP) gross profit margin was 46.7 percent in the 2013 first quarter compared with 45.7 percent in the 2012 first-quarter period, with increases in Global Technology Services and Global Business Services.

Expense

Total expense and other income decreased 3 percent to $7.1 billion, compared to the prior-year period.  S,G&A expense of $5.6 billion decreased 5 percent year over year.  R,D&E expense of $1.6 billion increased 3 percent, compared with the year-ago period.  Intellectual property and custom development income decreased to $183 million compared with $255 million a year ago.  Other (income) and expense was income of $60 million compared with prior-year income of $58 million.  Interest expense decreased to $94 million compared with $110 million in the prior year.

Total operating (non-GAAP) expense and other income decreased 4 percent to $6.9 billion compared with the prior-year period.  Operating (non-GAAP) S,G&A expense of $5.4 billion decreased 7 percent compared with prior-year expense.  Operating (non-GAAP) R,D&E expense of $1.6 billion increased 1 percent compared with the year-ago period.

* * *

Pre-tax income decreased 6 percent to $3.6 billion.  Pre-tax margin decreased 0.1 points to 15.4 percent.  Operating (non-GAAP) pre-tax income decreased 1 percent to $4.1 billion and pre-tax margin was 17.4 percent, up 0.8 points.

IBM’s tax rate was 15.9 percent, down 4.1 points year over year; operating (non-GAAP) tax rate was 17.3 percent, down 3.2 points compared to the year-ago period. The lower tax rate is primarily due to benefits recorded to reflect changes in tax laws enacted during the quarter, including the reinstatement of the U.S. Research and Development Tax Credit.

Net income margin increased 0.5 points to 13.0 percent.  Total operating (non-GAAP) net income margin increased 1.2 points to 14.4 percent.

The weighted-average number of diluted common shares outstanding in the first-quarter 2013 was 1.12 billion compared with 1.17 billion shares in the same period of 2012.  As of March 31, 2013, there were 1.11 billion basic common shares outstanding.

Debt, including Global Financing, totaled $33.4 billion, compared with $33.3 billion at year-end 2012.  From a management segment view, Global Financing debt totaled $25.2 billion versus $24.5 billion at year-end 2012, resulting in a debt-to-equity ratio of 7.2 to 1.  Non-global financing debt totaled $8.2 billion, a decrease of $0.6 billion since year-end 2012, resulting in a debt-to-capitalization ratio of 34.3 percent from 36.1 percent.

IBM ended the first-quarter 2013 with $12.0 billion of cash on hand and generated free cash flow of $1.7 billion, excluding Global Financing receivables, down approximately $0.2 billion year over year.  The company returned $3.5 billion to shareholders through $0.9 billion in dividends and $2.6 billion of gross share repurchases.  The balance sheet remains strong, and the company is well positioned to support the business over the long term.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: a downturn in economic environment and corporate IT spending budgets; the company’s failure to meet growth and productivity objectives, a failure of the company’s innovation initiatives; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; cybersecurity and data privacy considerations; fluctuations in financial results and purchases, impact of local legal, economic, political and health conditions; adverse effects from environmental matters, tax matters and the company’s pension plans; ineffective internal controls; the company’s use of accounting estimates; the company’s ability to attract and retain key personnel and its reliance on critical skills; impacts of relationships with critical suppliers and business with government clients; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; reliance on third party distribution channels; the company’s ability to successfully manage acquisitions and alliances; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Q, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference.  Any forward-looking statement in this release speaks only as of the date on which it is made.  The company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

IBM results and expectations —

•                  presenting operating (non-GAAP) earnings per share amounts and related income statement items;

•                  presenting non-global financing debt-to-capitalization ratio;

•                  adjusting for free cash flow;

•                  adjusting for currency (i.e., at constant currency);

•                  adjusting for the divestiture of RSS.

The rationale for management’s use of non-GAAP measures is included as part of the supplemental materials presented within the first-quarter earnings materials.  These materials are available via a link on the IBM investor relations Web site at www.ibm.com/investor and are being included in Attachment II (“Non-GAAP Supplemental Materials”) to the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 4:30 p.m. EDT, today.  The Webcast may be accessed via a link at http://www.ibm.com/investor/events/1q13.phtml.  Presentation charts will be available shortly before the Webcast.

Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended March 31,
			Percent
	2013	2012	Change
REVENUE
Global Technology Services	$9,605	$10,035	-4.3%
Gross profit margin	36.7%	35.3%

Global Business Services	4,484	4,637	-3.3%
Gross profit margin	28.6%	28.0%

Software	5,572	5,600	-0.5%
Gross profit margin	87.2%	87.0%

Systems and Technology	3,106	3,749	-17.2%
Gross profit margin	32.3%	34.2%

Global Financing	499	490	1.9%
Gross profit margin	45.8%	50.7%

Other	142	162	-12.4%
Gross profit margin	-158.5%	-74.8%

TOTAL REVENUE	23,408	24,673	-5.1%

GROSS PROFIT	10,678	11,118	-4.0%
Gross profit margin	45.6%	45.1%

EXPENSE AND OTHER INCOME

S,G&A	5,577	5,886	-5.2%
Expense to revenue	23.8%	23.9%

R,D&E	1,644	1,601	2.7%
Expense to revenue	7.0%	6.5%

Intellectual property and custom development income	(183)	(255)	-28.4%

Other (income) and expense	(60)	(58)	3.8%

Interest expense	94	110	-14.4%

TOTAL EXPENSE AND OTHER INCOME	7,072	7,283	-2.9%
Expense to revenue	30.2%	29.5%

INCOME BEFORE INCOME TAXES	3,606	3,836	-6.0%
Pre-tax margin	15.4%	15.5%

Provision for income taxes	574	769	-25.4%
Effective tax rate	15.9%	20.1%

NET INCOME	$3,032	$3,066	-1.1%

Net income margin	13.0%	12.4%

EARNINGS PER SHARE OF COMMON STOCK:
ASSUMING DILUTION	$2.70	$2.61	3.4%
BASIC	$2.72	$2.65	2.6%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUT- STANDING (M’s):
ASSUMING DILUTION	1,124.0	1,174.2
BASIC	1,113.7	1,159.1

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

(Unaudited)

	At	At
	March 31,	December 31,
(Dollars in Millions)	2013	2012
ASSETS:

Current Assets:
Cash and cash equivalents	$10,585	$10,412
Marketable securities	1,407	717
Notes and accounts receivable - trade (net of allowances of $263 in 2013 and $255 in 2012)	10,084	10,667
Short-term financing receivables (net of allowances of $273 in 2013 and $288 in 2012)	16,141	18,038
Other accounts receivable (net of allowances of $20 in 2013 and $17 in 2012)	1,971	1,873
Inventories, at lower of average cost or market:
Finished goods	519	475
Work in process and raw materials	1,902	1,812

Total inventories	2,421	2,287
Deferred taxes	1,592	1,415
Prepaid expenses and other current assets	4,747	4,024

Total Current Assets	48,949	49,433

Property, plant and equipment	40,056	40,501
Less: Accumulated depreciation	26,459	26,505

Property, plant and equipment - net	13,597	13,996
Long-term financing receivables (net of allowances of $64 in 2013 and $66 in 2012)	11,946	12,812
Prepaid pension assets	903	945
Deferred taxes	4,227	3,973
Goodwill	29,025	29,247
Intangible assets - net	3,601	3,787
Investments and sundry assets	5,011	5,021

Total Assets	$117,258	$119,213

LIABILITIES:

Current Liabilities:
Taxes	$4,678	$4,948
Short-term debt	8,725	9,181
Accounts payable	7,203	7,952
Compensation and benefits	3,964	4,745
Deferred income	12,971	11,952
Other accrued expenses and liabilities	4,583	4,847

Total Current Liabilities	42,122	43,625

Long-term debt	24,672	24,088
Retirement and nonpension postretirement benefit obligations	19,069	20,418
Deferred income	4,409	4,491
Other liabilities	7,771	7,607

Total Liabilities	98,044	100,229

EQUITY:

IBM Stockholders’ Equity:
Common stock	50,522	50,110
Retained earnings	119,713	117,641
Treasury stock — at cost	(125,677)	(123,131)
Accumulated other comprehensive income/(loss)	(25,466)	(25,759)

Total IBM stockholders’ equity	19,092	18,860

Noncontrolling interests	122	124

Total Equity	19,214	18,984

Total Liabilities and Equity	$117,258	$119,213

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW ANALYSIS

(Unaudited)

	Three Months Ended
	March 31,
(Dollars in Millions)	2013	2012
Net Cash from Operating Activities per GAAP:	$4,023	$4,291

Less: the change in Global Financing (GF) Receivables	1,597	1,424

Net Cash from Operating Activities
(Excluding GF Receivables)	2,425	2,867

Capital Expenditures, Net	(729)	(1,002)

Free Cash Flow
(Excluding GF Receivables)	1,696	1,865

Acquisitions	(58)	(1,319)
Divestitures	10	0
Dividends	(948)	(870)
Share Repurchase	(2,593)	(3,015)
Non-GF Debt	(717)	657
Other (includes GF Receivables, and GF Debt)	3,473	3,094

Change in Cash, Cash Equivalents and Short-term Marketable Securities	$863	$413

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	FIRST-QUARTER 2013
				Pre-tax
		Revenue		Income/	Pre-tax
(Dollars in Millions)	External	Internal	Total	(Loss)	Margin
SEGMENTS

Global Technology Services	$9,605	$248	$9,852	$1,585	16.1%
Y-T-Y change	-4.3%	-15.4%	-4.6%	7.1%

Global Business Services	4,484	180	4,664	703	15.1%
Y-T-Y change	-3.3%	-1.5%	-3.2%	17.0%

Software	5,572	831	6,403	2,014	31.5%
Y-T-Y change	-0.5%	-1.1%	-0.6%	3.5%

Systems and Technology	3,106	120	3,226	(405)	-12.5%
Y-T-Y change	-17.2%	-20.5%	-17.3%	-286.7%

Global Financing	499	541	1,040	538	51.8%
Y-T-Y change	1.9%	11.6%	6.7%	5.0%

TOTAL REPORTABLE SEGMENTS	$23,266	$1,919	$25,185	$4,435	17.6%
Y-T-Y change	-5.1%	-1.6%	-4.8%	0.0%

Eliminations / Other	142	(1,919)	(1,777)	(829)

TOTAL IBM CONSOLIDATED	$23,408	$0	$23,408	$3,606	15.4%
Y-T-Y change	-5.1%		-5.1%	-6.0%

	FIRST-QUARTER 2012
				Pre-tax
		Revenue		Income/	Pre-tax
(Dollars in Millions)	External	Internal	Total	(Loss)	Margin
SEGMENTS

Global Technology Services	$10,035	$293	$10,328	$1,480	14.3%

Global Business Services	4,637	182	4,820	601	12.5%

Software	5,600	840	6,439	1,945	30.2%

Systems and Technology	3,749	151	3,900	(105)	-2.7%

Global Financing	490	485	975	512	52.6%

TOTAL REPORTABLE SEGMENTS	$24,511	$1,951	$26,462	$4,434	16.8%

Eliminations / Other	162	(1,951)	(1,789)	(598)

TOTAL IBM CONSOLIDATED	$24,673	$0	$24,673	$3,836	15.5%

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	FIRST-QUARTER 2013
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)

Gross Profit	$10,678	$95		$164		$10,937

Gross Profit Margin	45.6%	0.4	Pts	0.7	Pts	46.7%

S,G&A	5,577	(92)		(104)		5,381

R,D&E	1,644	0		(16)		1,628

Other (Income) & Expense	(60)	(7)		0		(67)

Total Expense & Other (Income)	7,072	(99)		(120)		6,853

Pre-Tax Income	3,606	194		283		4,084

Pre-Tax Income Margin	15.4%	0.8	Pts	1.2	Pts	17.4%

Provision for Income Taxes***	574	54		79		708

Effective Tax Rate	15.9%	0.6	Pts	0.9	Pts	17.3%

Net Income	3,032	140		204		3,376

Net Income Margin	13.0%	0.6	Pts	0.9	Pts	14.4%

Diluted Earnings Per Share	$2.70	$0.12		$0.18		$3.00

	FIRST-QUARTER 2012
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)
Gross Profit	$11,118	$89		$71		$11,278

Gross Profit Margin	45.1%	0.4	Pts	0.3	Pts	45.7%

S,G&A	5,886	(84)		(36)		5,766

R,D&E	1,601	0		4		1,605

Other (Income) & Expense	(58)	(1)		0		(59)

Total Expense & Other (Income)	7,283	(85)		(32)		7,166

Pre-Tax Income	3,836	173		102		4,111

Pre-Tax Income Margin	15.5%	0.7	Pts	0.4	Pts	16.7%

Provision for Income Taxes***	769	47		30		846

Effective Tax Rate	20.1%	0.3	Pts	0.2	Pts	20.6%

Net Income	3,066	126		73		3,265

Net Income Margin	12.4%	0.5	Pts	0.3	Pts	13.2%

Diluted Earnings Per Share	$2.61	$0.11		$0.06		$2.78

*  Includes amortization of acquired intangible assets and other acquisition-related charges.

**  Includes retirement-related items driven by changes to plan assets and liabilities primarily related to market performance.

***  Tax impact on operating (non-GAAP) pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income which employs an annual effective tax rate method to the results.

Contact:  IBM

Mike Fay, 914-525-8476

mikefay@us.ibm.com

John Bukovinsky, 732-618-3531

jbuko@us.ibm.com

ATTACHMENT II

1Q 2013 Earnings Presentation April 18, 2013

2 Forward Looking Statements and Non-GAAP Information Certain comments made in this presentation may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the company's current assumptions regarding future business and financial performance. Those statements by their nature address matters that are uncertain to different degrees. Those statements involve a number of factors that could cause actual results to differ materially. Additional information concerning these factors is contained in the Company's filings with the SEC. Copies are available from the SEC, from the IBM web site, or from IBM Investor Relations. Any forward-looking statement made during this presentation speaks only as of the date on which it is made. The company assumes no obligation to update or revise any forward-looking statements. These charts and the associated remarks and comments are integrally related, and are intended to be presented and understood together. In an effort to provide additional and useful information regarding the company’s financial results and other financial information as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and earnings presentation materials, certain non-GAAP information including "operating earnings" and other "operating" financial measures. The rationale for management’s use of this non-GAAP information, the reconciliation of that information to GAAP, and other related information are included in supplemental materials entitled “Non-GAAP Supplemental Materials” that are linked to the Company’s investor relations web site at http://www.ibm.com/investor/events/1q13.phtml The Non-GAAP Supplemental Materials are also included as Attachment II to the Company’s Form 8-K dated April 18, 2013.

3 1Q 2013 Highlights Expect at least $16.70 of Operating EPS in 2013 Shift to higher value and productivity initiatives drove margin expansion Expanded operating gross, pre-tax and net margins Services profit +10% yr/yr; Services backlog +1% yr/yr or +5% @CC Software and System z impacted by transaction closures; rollover to 2Q Growth initiatives performance mixed Smarter Planet +>25%, Business Analytics +7%, Cloud +>70% Growth Markets +1% @CC Revenue $23.4B -5%, -3% yr/yr @CC Operating (Non-GAAP) EPS $3.00 +8% yr/yr

4 Key Financial Metrics P&L Ratios (Operating) 1Q13 B/(W) Yr/Yr GP Margin 46.7% 1.0 pts PTI Margin 17.4% 0.8 pts Tax Rate 17.3% 3.2 pts NI Margin 14.4% 1.2 pts P&L Highlights 1Q13 B/(W) Yr/Yr Revenue $23.4 (5%) @CC (3%) PTI – Operating $4.1 (1%) NI – Operating $3.4 3% EPS – Operating $3.00 8% Cash Highlights 1Q13 Last 12 Mos. Free Cash Flow (excl GF Receivables) $1.7 $18.0 Share Repurchase (Gross) 2.6 11.6 Dividends 0.9 3.9 Cash Balance @ Mar. 31 12.0 $ in Billions, except EPS

5 Revenue and Gross Profit Margin by Segment 1Q13 B/(W) Yr/Yr Rptd @CC 1Q13 B/(W) Yr/Yr Pts Global Technology Services $9.6 (4%) (2%) 36.7% 1.5 pts Global Business Services 4.5 (3%) Flat 28.6% 0.6 pts Software 5.6 Flat 1% 87.2% 0.3 pts Systems & Technology 3.1 (17%) (16%) 32.3% (1.9 pts) excl. Retail Store Solutions (14%) (13%) Global Financing 0.5 2% 4% 45.8% (4.9 pts) Total Revenue & Op. GP Margin $23.4 (5%) (3%) 46.7% 1.0 pts excl. Retail Store Solutions (5%) (3%) $ in Billions Operating Gross Profit Margin Revenue Continued margin expansion in Services and Software

6 Revenue by Geography 1Q13 B/(W) Yr/Yr Rptd @CC Americas $10.0 (4%) (3%) Europe/ME/A 7.3 (4%) (4%) Asia Pacific 5.7 (7%) (1%) Total Geographies excl. Retail Store Solutions $23.0 (5%) (4%) (3%) (2%) IBM excl. Retail Store Solutions $23.4 (5%) (5%) (3%) (3%) Major Markets (6%) (4%) Growth Markets (1%) 1% BRIC Countries (1%) 3% $ in Billions APac U.S. -5% EMEA Canada/LA Japan +3% @CC Growth Markets impacted by mid and low end systems OEM -16%

7 Expense Summary 1Q13 B/(W) Yr/Yr Currency Acq.* Base SG&A – Operating $5.4 7% 1 pts (1 pts) 7 pts RD&E – Operating 1.6 (1%) 0 pts (3 pts) 1 pts IP and Development Income (0.2) (28%) Other (Income)/Expense (0.1) 14% Interest Expense 0.1 14% Operating Expense & Other Income $6.9 4% 1 pts (2 pts) 5 pts $ in Billions B/(W) Yr/Yr Drivers * Includes acquisitions made in the last twelve months, net of non-operating acquisition-related charges

8 B/(W) Yr/Yr 1Q13 Rptd @CC Revenue (External) $9.6 (4%) (2%) Gross Margin (External) 36.7% 1.5 pts Pre-Tax Income $1.6 7% PTI Margin 16.1% 1.8 pts Services Segments Global Technology Services (GTS) Global Business Services (GBS) Backlog growth and continued margin expansion 1Q13 Revenue (% of Total Services) $ in Billions B/(W) Yr/Yr 1Q13 Rptd @CC Revenue (External) $4.5 (3%) Flat Gross Margin (External) 28.6% 0.6 pts Pre-Tax Income $0.7 17% PTI Margin 15.1% 2.6 pts $ in Billions 1Q13 Revenue Yr/Yr GTS Rptd @CC GTS Outsourcing (6%) (3%) Integrated Technology Services (1%) 2% Maintenance (4%) (2%) GBS GBS Outsourcing (1%) 3% Consulting & Systems Integration (4%) (1%) 1Q13 Services Backlog $141B 1% 5% GTS Outsourcing 40% GBS C&SI 24% Maint. 13% ITS 16% GBS Outsourcing 7%

9 Software Segment B/(W) Yr/Yr 1Q13 Rptd @CC Revenue (External) $5.6 Flat 1% Gross Margin (External) 87.2% 0.3 pts Pre-Tax Income $2.0 4% PTI Margin 31.5% 1.2 pts 1Q13 Revenue Yr/Yr Rptd @CC WebSphere Family 6% 7% Information Management (2%) (1%) Tivoli 1% 3% Social Workforce Solutions 8% 9% Rational (2%) (1%) Key Branded Middleware 1% 2% Total Middleware Flat 1% Total Software Flat 1% 1Q13 Revenue (% of Total Software) Key Branded Middleware 63% Operating Systems 10% Other Middleware 19% Other 8% $ in Billions Rollover deals impacted 1Q performance

10 Systems & Technology Segment B/(W) Yr/Yr 1Q13 Rptd @CC Revenue (External) – including RSS $3.1 (17%) (16%) excluding RSS (14%) (13%) Gross Margin (External) 32.3% (1.9 pts) Pre-Tax Income ($0.4) (287%) PTI Margin (12.5%) (9.9 pts) $ in Billions 1Q13 Revenue (% of Total Sys & Tech) 1Q13 Revenue Yr/Yr Rptd @CC System z 7% 8% Power Systems (32%) (31%) System x (9%) (8%) Storage (11%) (10%) Total Systems excl. RSS (13%) (13%) Microelectronics OEM (16%) (16%) Total Systems & Technology excl. RSS (14%) (13%) System z growth offset by declines in Power, System x and Storage Servers 67% Storage 21% Micro OEM 12%

11 Cash Flow Analysis 1Q13 B/(W) Yr/Yr FY12 Net Cash from Operations $4.0 ($0.3) $19.6 Less: Global Financing Receivables 1.6 0.2 (2.9) Net Cash from Operations (excluding GF Receivables) 2.4 (0.4) 22.5 Net Capital Expenditures (0.7) 0.3 (4.3) Free Cash Flow (excluding GF Receivables) 1.7 (0.2) 18.2 Acquisitions (0.1) 1.3 (3.7) Divestitures 0.0 0.0 0.6 Dividends (0.9) (0.1) (3.8) Share Repurchases (Gross) (2.6) 0.4 (12.0) Non-GF Debt (0.7) (1.4) 0.7 Other (includes GF A/R & GF Debt) 3.5 0.4 (0.8) Change in Cash & Marketable Securities $0.9 $0.5 ($0.8) $ in Billions

12 Mar. 12 Dec. 12 Mar. 13 Cash & Marketable Securities $12.3 $11.1 $12.0 Non-GF Assets* 70.3 70.6 70.7 Global Financing Assets 32.7 37.5 34.5 Total Assets 115.3 119.2 117.3 Other Liabilities 62.5 67.0 64.6 Non-GF Debt* 8.5 8.8 8.2 Global Financing Debt 23.6 24.5 25.2 Total Debt 32.1 33.3 33.4 Total Liabilities 94.6 100.2 98.0 Equity 20.8 19.0 19.2 Non-GF Debt / Capital 33% 36% 34% Global Financing Leverage 7.0 7.0 7.2 Balance Sheet Summary $ in Billions * Includes eliminations of inter-company activity

13 1Q12 Operating EPS Revenue Growth @ Actual Margin Expansion Share Repurchases 1Q13 Operating EPS Operating EPS Bridge – 1Q12 to 1Q13 Gross Margin 0.16 Expense E/R (0.04) Tax Rate 0.11 $2.78 ($0.14) $0.23 $0.13 $3.00

2015e
At least $20
2013e
$16.70+
2012
$15.25
2011
$13.44
2010
$11.67
Operating EPS

1Q 2013 Summary

- **EPS growth of 8%**
  - Expanded operating gross, pre-tax, and net margins
- **Improved backlog performance**
  - +1% yr/yr, +5% @CC
- **Actions to improve performance**
  - Improve sales execution
    - Close rollover transactions in Software and System z mainframe
    - Recover position in growth markets
  - Rebalance workforce in 2Q
  - Improve underperforming businesses
    - Capitalize on Power Linux opportunity
    - Leverage investments in flash and mid-range storage solutions
- **Deliver on our business model**
  - Continue shift to higher value
  - Leverage key growth initiatives
  - Drive productivity across the enterprise
  - Invest in innovation
  - Return value to shareholders

Expect at least $16.70 of Operating EPS in 2013

www.ibm.com/investor 14

15

16 Supplemental Materials Currency – Year/Year Comparison Supplemental Segment Information – Global Services Supplemental Segment Information – Systems & Technology, Software Global Financing Portfolio Revenue by Key Industry Sales Unit Cash Flow (FAS 95) Non-GAAP Supplemental Materials Operating (Non-GAAP) Earnings Per Share and Related Income Statement Items, Constant Currency Cash Flow, Debt-to-Capital Ratio, Retail Store Solutions (RSS) Divestiture Reconciliation of Operating Earnings Per Share GAAP to Operating (Non-GAAP) Bridge – 1Q 2013 GAAP to Operating (Non-GAAP) Bridge – 1Q 2012 GAAP to Operating (Non-GAAP) Bridge – 1Q 2013 and 1Q 2012 Reconciliation of B/(W) Yr/Yr Expense Drivers – 1Q13 Reconciliation of Free Cash Flow (excluding GF Receivables) – 12 months ended 3/31/13, 3 months ended 3/31/12 Reconciliation of Debt-to-Capital Ratio Reconciliation of Operating EPS Bridge – 1Q 2012 to 1Q 2013 Reconciliation of Consolidated EPS Reconciliation of Revenue Growth Some columns and rows in these materials, including the supplemental exhibits, may not add due to rounding Supplemental Materials

17 Currency – Year/Year Comparison 1Q13 Yr/Yr 4/17 Spot 2Q13 3Q13 4Q13 FY13 Euro 0.76 1% 0.77 2% 4% 1% 2% Pound 0.65 (1%) 0.66 (4%) (4%) (5%) (4%) Yen 92 (16%) 98 (22%) (24%) (20%) (21%) IBM Revenue Impact (2 pts) ~(1-2 pts) ~(1-2 pts) ~(2 pts) ~(2 pts) (US$B) Yr/Yr Revenue As Reported $23.4 (5%) Currency Impact (0.5) (2 pts) Revenue @CC (3%) Yr/Yr @ 4/17 Spot Quarterly Averages per US $ Supplemental Materials

18 Supplemental Segment Information – 1Q 2013 $ in Billions Backlog 1Q13 Yr/Yr @CC Total Backlog $141 1% 5% Change in Backlog due to Currency Quarter-to-Quarter ($3) Year-to-Year ($5) Outsourcing Backlog $91 Flat 4% Signings 1Q13 Yr/Yr @CC Outsourcing $10.7 97% 103% - GTS O/S, GBS O/S (AMS) Transactional 6.2 (2%) 1% - ITS, Consulting & AMS SI (incl. US Federal) Total Signings $16.9 44% 48% Note: Actual backlog calculated using March 31 currency spot rates Revenue Growth Yr/Yr @CC GTS Outsourcing (6%) (3%) Integrated Tech Services (1%) 2% Maintenance (4%) (2%) Total GTS (4%) (2%) GBS Outsourcing (1%) 3% GBS C&SI (4%) (1%) Total GBS (3%) Flat Total Outsourcing (5%) (3%) Total Transactional (3%) Flat Maintenance (4%) (2%) Global Services Revenue Global Services Backlog / Signings Supplemental Materials

19 Supplemental Segment Information – 1Q 2013 Revenue Growth Yr/Yr @CC GP% Share System z 7% 8% Power Systems (32%) (31%) System x (9%) (8%) Storage (11%) (10%) Total Systems excl. RSS (13%) (13%) Microelectronics OEM (16%) (16%) Total Sys & Tech excl. RSS (14%) (13%) Supplemental Materials Systems & Technology Software Revenue Growth Yr/Yr @CC WebSphere Family 6% 7% Information Management (2%) (1%) Tivoli 1% 3% Social Workforce Sols. 8% 9% Rational (2%) (1%) Key Branded Middleware 1% 2% Other Middleware (2%) (1%) Total Middleware Flat 1% Operating Systems (2%) (1%) Other Software/Services (5%) (4%) Total Software Flat 1%

20 Global Financing Portfolio 1Q13 – $27.5B Net External Receivables Supplemental Materials 1Q13 4Q12 1Q12 Identified Loss Rate 0.8% 0.8% 0.8% Anticipated Loss Rate 0.4% 0.4% 0.5% Reserve Coverage 1.2% 1.2% 1.3% Client Days Delinquent Outstanding 3.2 2.5 2.8 Commercial A/R > 30 days $42M $22M $68M Non-Investment Grade 40% Investment Grade 60% 22% 38% 19% 12% 7% 2% 0% 10% 20% 30% 40% AAA to A- BBB+ to BBB- BB+ to BB BB- to B+ B to B- CCC+ to D

21 1Q13 B/(W) Yr/Yr* Rptd @CC Financial Services $6.4 (3%) Flat Public 3.1 (7%) (7%) Industrial 2.1 (2%) 1% Distribution 1.9 (8%) (7%) Communications 1.9 (9%) (7%) General Business 6.7 (3%) (1%) Total IBM $23.4 (5%) (3%) Revenue by Key Industry Sales Unit $ in Billions General Business Comms Distribution Industrial Public Financial Services Supplemental Materials * Reclassified to conform with 2013 presentation

22 Cash Flow (FAS 95) 1Q13 1Q12 Net Income from Operations $3.0 $3.1 Depreciation / Amortization of Intangibles 1.2 1.2 Stock-based Compensation 0.1 0.2 Working Capital / Other (1.9) (1.5) Global Financing A/R 1.6 1.4 Net Cash provided by Operating Activities 4.0 4.3 Capital Expenditures, net of payments & proceeds (0.7) (1.0) Divestitures, net of cash transferred 0.0 0.0 Acquisitions, net of cash acquired (0.1) (1.3) Marketable Securities / Other Investments, net (0.2) 0.1 Net Cash used in Investing Activities (1.0) (2.2) Debt, net of payments & proceeds 0.5 1.0 Dividends (0.9) (0.9) Common Stock Repurchases (Gross) (2.6) (3.0) Common Stock Transactions - Other 0.4 0.6 Net Cash used in Financing Activities (2.7) (2.3) Effect of Exchange Rate changes on Cash (0.1) 0.2 Net Change in Cash & Cash Equivalents $0.2 ($0.1) $ in Billions Supplemental Materials

23 Non-GAAP Supplemental Materials In an effort to provide investors with additional information regarding the company's results as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and earnings presentation materials, the following Non-GAAP information which management believes provides useful information to investors. Operating (Non-GAAP) Earnings Per Share and Related Income Statement Items Management presents certain financial measures excluding the effects of certain acquisition-related charges, non-operating retirement-related costs, and any related tax impacts. Management uses the term "operating" to describe this view of the company's financial results and other financial information. For acquisitions, these measures exclude the amortization of purchased intangible assets and acquisition-related charges such as in-process research and development, transaction costs, applicable restructuring and related expenses, and tax charges related to acquisition integration. For retirement-related costs, the company has characterized certain items as operating and others as non-operating. The company includes service cost, amortization of prior service cost and the cost of defined contribution plans in its operating results. Non-operating retirement-related costs include interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/settlements, multi-employer plan costs, pension insolvency costs, and other costs. Non-operating costs primarily relate to changes in pension plan assets and liabilities which are tied to market performance, and management considers these costs to be outside the operational performance of the business. Management’s calculation of these operating measures, as presented, may differ from similarly titled measures reported by other companies. Overall, management believes that providing investors with an operating view as described above provides increased transparency and clarity into both the operational results of the business and the performance of the company’s pension plans, improves visibility to management decisions and their impacts on operational performance, enables better comparison to peer companies, and allows the company to provide a long term strategic view of the business going forward. For the 2015 earnings per share roadmap, the company is utilizing an operating view to establish its objectives and track its progress. The company’s segment financial results and performance reflect operating earnings, consistent with the company’s management and measurement system. Constant Currency Management refers to growth rates at constant currency or adjusting for currency so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company's business performance. Financial results adjusted for currency are calculated by translating current period activity in local currency using the comparable prior year period’s currency conversion rate. This approach is used for countries where the functional currency is the local currency. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates. Supplemental Materials

24 Non-GAAP Supplemental Materials Cash Flow Management uses a free cash flow measure to evaluate the company’s operating results, plan share repurchase levels, evaluate strategic investments and assess the company’s ability and need to incur and service debt. The entire free cash flow amount is not necessarily available for discretionary expenditures. The company defines free cash flow as net cash from operating activities less the change in Global Financing receivables and net capital expenditures, including the investment in software. A key objective of the Global Financing business is to generate strong returns on equity, and increasing receivables is the basis for growth. Accordingly, management considers Global Financing receivables as a profit-generating investment, not as working capital that should be minimized for efficiency. Therefore, management includes presentations of both free cash flow and cash flow from operations that exclude the effect of Global Financing receivables. Debt-to-Capital Ratio Management presents its debt-to-capital ratio excluding the Global Financing business. A financing business is managed on a leveraged basis. The company funds its Global Financing segment using a debt-to-equity ratio target of approximately 7 to 1. Given this significant leverage, the company presents a debt-to-capital ratio which excludes the Global Financing segment debt and equity because the company believes this is more representative of the company’s core business operations. Retail Store Solutions (RSS) Divestiture On April 17, 2012, the company announced that it had signed a definitive agreement with Toshiba Tec for the sale of its RSS business to Toshiba Tec. Management presents certain financial results excluding the effects of the RSS divestiture. Management believes that presenting financial information regarding revenue without this item is more representative of operational performance and provides additional insight into, and clarifies the basis for, historical and/or future performance, which may be more useful to investors. Supplemental Materials

25 Non-GAAP Supplemental Materials Reconciliation of Operating Earnings Per Share IBM Operating EPS (Non-GAAP) Acquisition-Related Charges * Amortization of Purchased Intangibles Other Acquisition-Related Charges Non-Operating Retirement-Related Items IBM GAAP EPS Adjustments 2013 Expectations $15.53+ $16.70+ $0.48 $0.47 $0.01 $0.69 The above serves to reconcile the Non-GAAP financial information contained in “1Q 2013 Summary” discussion in the company’s earnings presentation. See Slide 23 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials * Includes acquisitions through March 31, 2013

26 Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 1Q 2013 $ in Millions, except EPS GAAP Acquisition-related Adjustments* Retirement-related Adjustments** Operating (Non-GAAP) Gross Profit $10,678 $95 $164 $10,937 SG&A 5,577 (92) (104) 5,381 RD&E 1,644 0 (16) 1,628 Other Income & Expense (60) (7) 0 (67) Total Operating Expense & Other Income 7,072 (99) (120) 6,853 Pre-Tax Income 3,606 194 283 4,084 Tax *** 574 54 79 708 Net Income 3,032 140 204 3,376 Diluted Earnings Per Share $2.70 $0.12 $0.18 $3.00 * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges. ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance. ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the “1Q 2013 Highlights,” “Key Financial Metrics” and “Expense Summary” discussions in the company’s earnings presentation. See Slide 23 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

27 Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 1Q 2012 $ in Millions, except EPS GAAP Acquisition-related Adjustments* Retirement-related Adjustments** Operating (Non-GAAP) Gross Profit $11,118 $89 $71 $11,278 SG&A 5,886 (84) (36) 5,766 RD&E 1,601 0 4 1,605 Other Income & Expense (58) (1) 0 (59) Total Operating Expense & Other Income 7,283 (85) (32) 7,166 Pre-Tax Income 3,836 173 102 4,111 Tax *** 769 47 30 846 Net Income 3,066 126 73 3,265 Diluted Earnings Per Share $2.61 $0.11 $0.06 $2.78 * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges. ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance. ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the “1Q 2013 Highlights,” “Key Financial Metrics” and “Expense Summary” discussions in the company’s earnings presentation. See Slide 23 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

28 1Q 2013 GAAP Acquisition- related Adjustments* Retirement-related Adjustments ** Operating (Non-GAAP) Gross Profit Margin 45.6% 0.4 pts 0.7 pts 46.7% PTI Margin 15.4% 0.8 pts 1.2 pts 17.4% Tax Rate *** 15.9% 0.6 pts 0.9 pts 17.3% Net Income Margin 13.0% 0.6 pts 0.9 pts 14.4% 1Q 2012 Gross Profit Margin 45.1% 0.4 pts 0.3 pts 45.7% PTI Margin 15.5% 0.7 pts 0.4 pts 16.7% Tax Rate *** 20.1% 0.3 pts 0.2 pts 20.6% Net Income Margin 12.4% 0.5 pts 0.3 pts 13.2% * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges. ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance. ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the”1Q 2013 Summary” and “Key Financial Metrics” discussions in the company’s earnings presentation. See Slide 23 of this presentation for additional information on the use of these Non-GAAP financial measures. Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 1Q 2013 and 1Q 2012 Supplemental Materials

29 GAAP Non-GAAP Adjustments Operating (Non-GAAP) SG&A Currency 1 pts 0 pts 1 pts Acquisitions (2 pts) 0 pts (1 pts) Base 6 pts 1 pts 7 pts RD&E Currency 0 pts 0 pts 0 pts Acquisitions (3 pts) 0 pts (3 pts) Base (1 pts) 1 pts 1 pts Operating Expense & Other Income Currency 1 pts 0 pts 1 pts Acquisitions (2 pts) 0 pts (2 pts) Base 4 pts 1 pts 5 pts Non-GAAP Supplemental Materials The above serves to reconcile the Non-GAAP financial information contained in the “Expense Summary” discussion in the company’s earnings presentation. See Slide 23 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials Reconciliation of B/(W) Yr/Yr Expense Drivers – 1Q13

30 Non-GAAP Supplemental Materials 12 months ended 3/31/13 3 months ended 3/31/12 Net Cash from Operations $19.3 $4.3 Less: Global Financing Receivables (2.7) 1.4 Net Cash from Operations (excluding GF Receivables) 22.1 2.9 Net Capital Expenditures (4.0) (1.0) Free Cash Flow (excluding GF Receivables) $18.0 $1.9 $ in Billions Reconciliation of Free Cash Flow (excluding GF Receivables) The above serves to reconcile the Non-GAAP financial information contained in the “1Q 2013 Financial Highlights,” and “Key Financial Metrics” discussion in the company’s earnings presentation. See Slide 24 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

31 Reconciliation of Debt-to-Capital Ratio Dec. 2012 March 2013 March 2012 Non-Global Financing Debt / Capital IBM Consolidated Debt / Capital 36% 64% 34% 63% 33% 61% The above serves to reconcile the Non-GAAP financial information contained in the “Balance Sheet Summary” discussion in the company’s earnings presentation. See Slide 24 of this presentation for additional information on the use of these Non-GAAP financial measures. Non-GAAP Supplemental Materials Supplemental Materials

32 * Includes amortization of purchased intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges. ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance. Non-GAAP Supplemental Materials Reconciliation of Operating EPS Bridge – 1Q 2012 to 1Q 2013 The above serves to reconcile the Non-GAAP financial information contained in the “Operating EPS Bridge – 1Q12 to 1Q13” discussion in the company’s earnings presentation. See Slide 23 of this presentation for additional information on the use of these Non-GAAP financial measures. GAAP Acquisition- related Adjustments* Retirement-related Adjustments** Operating (Non-GAAP) 1Q12 EPS $2.61 $0.11 $0.06 $2.78 Revenue growth @ actual (0.13) (0.01) 0.00 (0.14) Margin expansion 0.11 0.01 0.11 0.23 Share repurchases 0.11 0.01 0.01 0.13 1Q13 EPS $2.70 $0.12 $0.18 $3.00 Supplemental Materials

33 Non-GAAP Supplemental Materials Reconciliation of Consolidated EPS The above serves to reconcile the Non-GAAP financial information contained in the “1Q 2013 Summary” discussion in the company’s earnings presentation. See Slide 23 of this presentation for additional information on the use of these Non-GAAP financial measures. EPS (As Reported) Acquisition- Related Non-Operating Retirement- Related Operating EPS 2010 $11.52 $0.34 ($0.20) $11.67 2011 13.06 0.41 (0.03) 13.44 2012 14.37 0.55 0.33 15.25 Supplemental Materials

34 Non-GAAP Supplemental Materials Global Business Services IBM Global Services Japan Tivoli Security software Tivoli Storage software As Rptd (3%) (2%) @CC (2%) (1%) Europe/ ME/A As Rptd (5%) @CC (3%) Reconciliation of Revenue Growth 4Q12 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Key Financial Metrics,” “Revenue by Geography,” “Services Segments,” “Software Segment,” “Systems & Technology Segment,” discussions in the company’s earnings presentation. See Slide 23 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials 1Q13 Yr/Yr 4Q12 Yr/Yr 1Q13 Yr/Yr As Rptd (3%) (4%) (12%) 13% 10% @CC Flat (1%) 3% 15% 11% As Rptd (4%) @CC (4%)

35